Exhibit 23(2)







                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 16, 1996 on the consolidated financial statements of Citizens Savings Bank of Frankfort and subsidiary, in the Registration Statement (Form S-1) and related Prospectus of Citizens Bancorp dated June 11, 1997.


/s/ Ernst & Young, LLP


Indianapolis, Indiana
June 10, 1997